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                                                                    EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE

AMB PROPERTY CORPORATION ANNOUNCES REDEMPTION OF 8.5% SERIES A PREFERRED STOCK

San Francisco, June 23, 2003 - AMB Property Corporation (NYSE: AMB) today announced that it will redeem all 3,995,800 of its outstanding shares of 8.5% Series A Cumulative Redeemable Preferred Stock (NYSE: AMB-A) on July 28, 2003. The preferred stock will be redeemed at a redemption price of $25.0826 per share, which is equal to the original issuance price of $25.00 per share plus accumulated and unpaid dividends through the redemption date.

The notice of redemption will be mailed to record holders of the shares of the Series A Preferred Stock on or about June 25, 2003. Questions regarding the redemption of the Series A Preferred Stock should be directed to the redemption agent, EquiServe, Inc., at 100 William Street Galleria, New York, NY 10038,
Attention: Greg Veliotis or by telephone at +1 781 575 3452.

AMB Property Corporation is a leading owner and operator of industrial real estate, focused on major hub and gateway distribution markets throughout North America, Europe and Asia. As of March 31, 2003 AMB owned, managed and had renovation and development projects totaling 93.7 million square feet (8.7 million square meters) and 987 buildings in 29 markets. AMB invests in industrial properties located predominantly in the infill submarkets of its targeted markets. The company's portfolio is comprised largely of High Throughput Distribution(R) facilities - industrial properties built for speed and located near airports, seaports and ground transportation systems.

AMB's press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 877 285 3111.

This document contains forward-looking statements about business strategy and future plans, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. The events or circumstances reflected in our forward-looking statements might not occur. In particular, a number of factors could cause AMB's actual results to differ materially from those anticipated, including, among other things, defaults on or non-renewal of leases by customers, increased interest rates and operating costs, AMB's failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, AMB's failure to successfully integrate acquired properties and operations, AMB's failure to divest of properties that we have contracted to sell or timely reinvest proceeds from any such divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, AMB's inability to obtain necessary permits and public opposition to these activities), AMB's failure to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, increases in real property tax rates and the risks of doing business internationally, including currency risks. AMB's success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation and population changes. For further information on these and other factors that could impact AMB and the statements contained herein, reference should be made to AMB's filings with the Securities and Exchange Commission, including AMB's quarterly report on Form 10-Q for the quarter ended March 31, 2003. The quarterly financial data contained therein is unaudited and the historical financial information is not necessarily indicative of future results.

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AMB CONTACTS

INVESTORS/ANALYSTS                    MEDIA

Michelle C. Wells                     Lauren L. Barr
Toll-free +1 877 285 3111             Direct   +1 415 733 9477
Fax  +1 415 394 9001                  Fax      +1 415 394 9001
Email       ir@amb.com                Email    lbarr@amb.com